UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): January 6, 2023

O’Reilly Automotive, Inc.

(Exact name of registrant as specified in its charter)

Missouri	000-21318	27-4358837
(State or other jurisdiction	Commission file	(I.R.S. Employer
of incorporation or organization)	number	Identification No.)

233 South Patterson Avenue

Springfield, Missouri 65802

(Address of principal executive offices, Zip code)

(417) 862-6708

(Registrant’s telephone number, including area code)

Not applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Common Stock $0.01 par value	ORLY	The NASDAQ Stock Market LLC
(NASDAQ Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of Securities Act of 1933 (230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (240.12b-2).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Section 5 – Corporate Governance and Management

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 6, 2023, O’Reilly Automotive, Inc. (the “Company” or “O’Reilly”) issued a press release announcing that effective January 9, 2023, Brad Beckham, the Company’s Executive Vice President and Chief Operating Officer, and Brent Kirby, the Company’s Executive Vice President and Chief Supply Chain Officer, will each be promoted to Co-President.  Mr. Beckham and Mr. Kirby will continue to report to Greg Johnson, who currently serves as the Company’s President and Chief Executive Officer (“CEO”) and will remain as CEO but pass on the title and role of President to Mr. Beckham and Mr. Kirby.

Mr. Beckham will be responsible for all domestic and international store operations and sales, real estate and expansion, human resources, legal, risk management, training, and finance.  Mr. Kirby will be responsible for merchandise, distribution, logistics, inventory management, pricing, store design, advertising/marketing, electronic catalog, customer satisfaction, omnichannel, and information technology.

Mr. Beckham, age 44, has been an O’Reilly Team Member since 1996.  Mr. Beckham’s O’Reilly career began as a parts specialist and progressed through the roles of store manager, district manager, regional manager, divisional vice president, Vice President of Eastern Store Operations and Sales, Senior Vice President of Eastern Store Operations and Sales, Senior Vice President of Central Store Operations and Sales, and Executive Vice President of Store Operations and Sales.  Mr. Beckham has held the position of Executive Vice President and Chief Operating Officer since January of 2022.

Mr. Kirby, age 54, has been an O’Reilly Team Member since 2018.  Mr. Kirby began his 35 year retail career with Lowe’s Companies, Inc. (“Lowe’s”) as a hardware associate and progressed through various positions at the store, district, and regional levels before being promoted to Senior Vice President of Store Operations and later Chief Omnichannel Officer.  Prior to joining O’Reilly, Mr. Kirby held the position of Chief Supply Chain Officer for Lowe’s.  In 2018, Mr. Kirby’s O’Reilly career began as Senior Vice President of Omnichannel and progressed through the role of Executive Vice President of Supply Chain.  Mr. Kirby has held the position of Executive Vice President and Chief Supply Chain Officer since January of 2022.

In connection with the promotions, the Human Capital and Compensation Committee of the Board of Directors (the “Board”) recommended, and the Board approved, an annual base salary of $750,000 for both Mr. Beckham and Mr. Kirby, determined that each will continue to be eligible to participate in the Company’s annual performance incentive compensation plan with an incentive target of 100% of their respective base salaries, based on the Company’s actual performance as measured against the same criteria applied to the Company’s other executive officers, and determined that each will receive a stock option award with a grant date fair value equal to 100% of their respective base salaries, each granted at the same time that annual grants for the Company’s other executive officers are awarded.  Both Mr. Beckham and Mr. Kirby will also be eligible for other benefits and perquisites on terms substantially similar to those that apply to other executive officers of the Company.

There are no arrangements or understandings between Mr. Beckham or Mr. Kirby and any other person pursuant to which Mr. Beckham or Mr. Kirby was selected as an officer, there are no family relationships between Mr. Beckham or Mr. Kirby and any director or other officer of the Company, and there are no transactions in which the Company is a party and in which Mr. Beckham or Mr. Kirby has a material interest subject to disclosure under Item 404(a) of Regulation S-K.

The text of the press release is attached hereto as Exhibit 99.1.

Section 9 – Financial Statements and Exhibits

Item 9.01 – Financial Statements and Exhibits

Exhibit Number	Description
99.1	Press release dated January 6, 2023
104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 6, 2023	O’REILLY AUTOMOTIVE, INC.

	By:	/s/ Jeremy A. Fletcher
Jeremy A. Fletcher
Executive Vice President and Chief Financial Officer
(principal financial and accounting officer)